UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2013

PERVASIP CORP.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 South Broadway, Suite 400

White Plains, NY 10601

(Address of principal executive offices)

(914) 620-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))21723200

Item 1.01  Entry into a Material Definitive Agreement.

On February 8, 2013, LV Administrative Services, Ltd. (“LV”), as agent acting on behalf of certain holders of debt (the “Holders”), entered into an assignment and assumption agreement (the “Assignment Agreement”), as assignor, with NetCapital.com LLC (“NCC”), as assignee, pursuant to which LV assigned the Notes (as hereinafter defined), and all rights owing thereunder, to NCC for a total purchase price of $350,000, payable over eight weeks beginning on February 15, 2013. The “Notes” as defined herein means those certain outstanding promissory notes previously issued by Pervasip Corp. (the “Company”) to the Holders, in the approximate principal aggregate amount of $7,044,000.

Effective February 6, 2013, the Company entered into a securities settlement agreement (the “Settlement Agreement”) with NCC, pursuant to which the Company shall pay $450,000 to NCC and, upon such payment in full, the outstanding aggregate principal amount shall be satisfied in full and the Notes shall be cancelled. Alternatively, NCC may convert the $450,000 due under the Settlement Agreement into shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at a conversion price equal to $0.02 per share.

Under the Assignment Agreement, the interest rate on the Notes is reset to zero percent per annum beginning on January 31, 2012, and LV shall not be permitted to, among other things, attempt to collect payments on the Notes from the Company, pledge the Notes to third parties, or foreclose on the Notes.

As further consideration, the Company issued to the Holders a series of three-year warrants to purchase an aggregate of 10 million shares of Common Stock at a price of $0.01.

The description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of Common Stock to be issued pursuant to the Settlement Agreement shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws due to exemptions from registration under the Securities Act pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Securities Settlement Agreement by and between Pervasip Corp. and NetCapital.com LLC

10.2	Assignment and Assumption Agreement by and between LV Administrative Services, Inc., as agent, Pervasip Corp. and NetCapital.com LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: February 19, 2013	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer